                                                                  EXHIBIT (h)(9)

                   ADDENDUM TO FUND PARTICIPATION AGREEMENT

The Fund Participation Agreement, made the 1st day of January, 2000, and subsequently amended on January 28, 2000 by and among PACIFIC LIFE INSURANCE COMPANY (formerly Pacific Mutual Life Insurance Company) ("Pacific Life"), a life insurance company domiciled in California, on its behalf and on behalf of its segregated asset accounts listed on Exhibit A to the Agreement; PACIFIC LIFE & ANNUITY COMPANY ("PL&A", and, together with Pacific Life, the "Companies"), a life insurance company domiciled in Arizona, on its behalf and on behalf of its segregated asset accounts listed on Exhibit A to the Agreement (the segregated asset accounts of the Companies are referred to collectively as the "Separate Accounts"); PACIFIC SELECT FUND (the "Fund"), a Massachusetts business trust; and PACIFIC SELECT DISTRIBUTORS, INC. ("Distributor"), a California corporation, is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 14th day of August, 2000.

1. Effective October 2, 2000, Exhibit B attached to the Agreement, is amended as shown on Exhibit B attached to this Addendum.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              PACIFIC SELECT FUND


ATTEST: /s/ Audrey L. Milfs            BY: /s/ Thomas C. Sutton
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs          Name:  Thomas C. Sutton
       Title: Secretary                Title: Chairman of the Board & Trustee


                              PACIFIC SELECT DISTRIBUTORS, INC.


ATTEST: /s/ Audrey L. Milfs            BY: /s/ Gerald W. Robinson
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs          Name:  Gerald W. Robinson
       Title: Secretary                Title: Chairman & Chief Executive Officer

                              PACIFIC LIFE INSURANCE COMPANY


ATTEST: /s/ Audrey L. Milfs            BY: /s/ Thomas C. Sutton
       ------------------------------     ----------------------------------
       Name:  Audrey L. Milfs             Name:  Thomas C. Sutton
       Title: Secretary                   Title: Chairman of the Board &
                                                 Chief Executive Officer


ATTEST: /s/ Audrey L. Milfs            BY: /s/ Glenn S. Schafer
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs             Name:  Glenn S. Schafer
       Title: Secretary                   Title: President


                              PACIFIC LIFE & ANNUITY COMPANY


ATTEST: /s/ Audrey L. Milfs            BY: /s/ Lynn C. Miller
       ------------------------------     -----------------------------------
       Name:  Audrey L. Milfs             Name:  Lynn C. Miller
       Title: Secretary                   Title: Executive Vice President

                                   Exhibit B

                          Aggressive Equity Portfolio
                          Emerging Markets Portfolio
                        Diversified Research Portfolio
                          Small-Cap Equity Portfolio
                       International Large-Cap Portfolio
                           Bond and Income Portfolio
                               Equity Portfolio
                          I-Net Tollkeeper Portfolio
                           Multi-Strategy Portfolio
                            Equity Income Portfolio
                              Growth LT Portfolio
                          Strategic Value Portfolio*
                             Focused 30 Portfolio*
                            Mid-Cap Value Portfolio
                            Equity Index Portfolio
                           Small-Cap Index Portfolio
                                REIT Portfolio
                         International Value Portfolio
                        Government Securities Portfolio
                            Managed Bond Portfolio
                            Money Market Portfolio
                           High Yield Bond Portfolio
                           Large-Cap Value Portfolio



     *Effective October 2, 2000